                                            Exhibit 99.2
DELEK US HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Background

On September 30, 2024, Delek US Holdings, Inc. (together with its subsidiaries, the “Company” “Delek” or “we”) and Alon Brands, Inc., a wholly owned subsidiary of the Company completed the previously announced sale of its retail business (“Delek US Retail”) to Emprex Proximity LLC (“Emprex”), a subsidiary of Fomento Económico Mexicano, S.A.B. de C.V. (“FEMSA” or the “Buyer”) for gross cash consideration of approximately $385 million, including the purchase of inventories, subject to other customary adjustments pursuant to the terms of the Membership Interest Purchase Agreement (the “Purchase Agreement”) entered into on July 31, 2024. The sale of Delek US Retail included the previously wholly owned subsidiaries of Southwest Convenience Stores, LLC, Skinny’s LLC, GTS Licensing Company, Inc. and Alon Financial Services, Inc. Delek US Retail includes 249 retail stores which are located in Texas, New Mexico, and Arkansas.

In connection with the Purchase Agreement, the Company entered into other related agreements with FEMSA, including a transition services agreement ("TSA"), a Distributor Supply Agreement, and a Remediation Agreement.

Unaudited Pro Forma Condensed Consolidated Financial Information

The sale of Delek US Retail constitutes a significant disposition for purposes of Item 2.01 of Form 8-K. The Company has also determined that the sale of Delek US Retail represents a strategic shift that will have a major effect on the Company’s operations and financial results. Accordingly, the Company will account for the sale of Delek US Retail as discontinued operations beginning in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

The following unaudited pro forma condensed consolidated financial information ("Pro Forma Information") has been derived from the Company's historical consolidated financial statements which were prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP"). The unaudited pro forma condensed consolidated financial information was prepared in accordance with Article 11 of Regulation S-X. The Pro Forma Information reflects adjustments that, in the opinion of management, are necessary to present fairly the pro forma financial position as of June 30, 2024 and results of operations for the six months ended June 30, 2024 and years ended December 31, 2023, 2022, and 2021.

The Pro Forma Information is provided for informational purposes only and is not intended to represent what the Company's financial position or results of operations would have been had the sale of Delek US Retail occurred on an earlier date, nor is it indicative of its future financial position or results of operations. The unaudited pro forma condensed consolidated balance sheet gives effect to the completed sale of Delek US Retail as if it occurred on June 30, 2024. The unaudited pro forma condensed consolidated statements of income give effect to the sale of Delek US Retail as if it had occurred on January 1, 2023 for certain transaction accounting adjustments. These transaction accounting adjustments include, but are not limited to, the derecognition of the net assets of the disposal group and the impact of the proceeds received as part of the transaction. All periods reflect the reclassification of Delek US Retail as discontinued operations and include transaction accounting adjustments to report previously eliminated intercompany activities that will continue following the sale. The Pro Forma Information should be read in conjunction with the Company's historical consolidated financial statements and accompanying notes. Additional information about the pro forma adjustments can be found in the notes to the unaudited pro forma condensed consolidated financial statements.

DELEK US HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2024
(In millions)

		Transaction Accounting Adjustments
	Historical Delek US Holdings, Inc.	Discontinued Operations Note 2(a)	Pro Forma Adjustments	Notes	Pro Forma Delek US Holdings, Inc.
ASSETS
Current assets:
Cash and cash equivalents	$657.9	$(0.4)	$385.6	(b)	$1,043.1
Accounts receivable, net	771.4	—	—		771.4
Inventories, net of inventory valuation reserves	1,010.4	(44.3)	—		966.1
Other current assets	61.2	(0.9)	—		60.3
Total current assets	2,500.9	(45.6)	385.6		2,840.9
Property, plant and equipment:
Property, plant and equipment	4,799.4	(241.1)	—		4,558.3
Less: accumulated depreciation	(2,013.6)	88.3	—		(1,925.3)
Property, plant and equipment, net	2,785.8	(152.8)	—		2,633.0
Operating lease right-of-use assets	133.5	(27.0)	—		106.5
Goodwill	729.4	(41.9)	—		687.5
Other intangibles, net	284.3	(7.3)	—		277.0
Equity method investments	386.9	—	—		386.9
Other non-current assets	122.7	(1.7)	—		121.0
Total assets	$6,943.5	$(276.3)	$385.6		$7,052.8
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,861.4	$(0.1)	$—		$1,861.3
Current portion of long-term debt	9.5	—	—		9.5
Current portion of operating lease liabilities	51.0	(4.8)	—		46.2
Accrued expenses and other current liabilities	642.9	(5.1)	15.0	(e) (f) (g) (i) (j)	652.8
Total current liabilities	2,564.8	(10.0)	15.0		2,569.8
Non-current liabilities:
Long-term debt, net of current portion	2,452.2	—	—		2,452.2
Obligation under Inventory Intermediation Agreement	472.2	—	—		472.2
Environmental liabilities, net of current portion	32.8	—	—		32.8
Asset retirement obligations	26.2	(7.0)	—		19.2
Deferred tax liabilities	262.1	—	26.2	(j)	288.3
Operating lease liabilities, net of current portion	96.0	(25.5)	—		70.5
Other non-current liabilities	54.4	(1.4)	34.4	(f) (i)	87.4
Total non-current liabilities	3,395.9	(33.9)	60.6		3,422.6
Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	0.8	—	—		0.8
Additional paid-in capital	1,175.8	—	—		1,175.8
Accumulated other comprehensive loss	(4.8)	—	—		(4.8)
Treasury stock	(694.1)	—	—		(694.1)
Retained earnings	328.1	(232.4)	310.0	(c) (e) (g) (j)	405.7
Non-controlling interests in subsidiaries	177.0	—	—		177.0
Total stockholders’ equity	982.8	(232.4)	310.0		1,060.4
Total liabilities and stockholders’ equity	$6,943.5	$(276.3)	$385.6		$7,052.8

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

DELEK US HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2024
(In millions, except share and per share data)

		Transaction Accounting Adjustments
	Historical Delek US Holdings, Inc.	Discontinued Operations Note 2(a)	Pro Forma Adjustments	Notes	Pro Forma Delek US Holdings, Inc.
Net revenues	$6,649.3	$(409.6)	$196.4	(d)	$6,436.1
Cost of sales:
Cost of materials and other	5,896.7	(334.7)	196.4	(d)	5,758.4
Operating expenses (excluding depreciation and amortization presented below)	398.9	—	—		398.9
Depreciation and amortization	167.1	—	—		167.1
Total cost of sales	6,462.7	(334.7)	196.4		6,324.4
Operating expenses related to retail and wholesale business (excluding depreciation and amortization presented below)	52.1	(50.5)	0.4	(g)	2.0
General and administrative expenses	127.5	(8.2)	0.4	(g)	119.7
Depreciation and amortization	20.2	(7.2)	—		13.0
Asset impairment	22.1	—	—		22.1
Other operating income, net	(81.5)	1.1	—		(80.4)
Total operating costs and expenses	6,603.1	(399.5)	197.2		6,400.8
Operating income (loss)	46.2	(10.1)	(0.8)		35.3
Interest expense, net	165.4	(0.1)	1.4	(f)	166.7
Income from equity method investments	(52.3)	—	—		(52.3)
Other income, net	(0.7)	(4.6)	—		(5.3)
Total non-operating expense, net	112.4	(4.7)	1.4		109.1
(Loss) income from continuing operations before income tax (benefit) expense	(66.2)	(5.4)	(2.2)		(73.8)
Income tax (benefit) expense	(14.9)	(1.0)	(0.5)	(j)	(16.4)
Net (loss) income from continuing operations	(51.3)	(4.4)	(1.7)		(57.4)
Net income attributed to non-controlling interests	18.5	—	—		18.5
Net (loss) income attributable to Delek	$(69.8)	$(4.4)	$(1.7)		$(75.9)
Basic (loss) income per share	$(1.09)				$(1.18)
Diluted (loss) income per share	$(1.09)				$(1.18)
Weighted average common shares outstanding:
Basic	64,117,943				64,117,943
Diluted	64,117,943				64,117,943

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

DELEK US HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2023
(In millions, except per share data)

		Transaction Accounting Adjustments
	Historical Delek US Holdings, Inc.	Discontinued Operations Note 2(a)	Pro Forma Adjustments	Notes	Pro Forma Delek US Holdings, Inc.
Net revenues	$16,917.4	$(882.7)	$432.5	(d)	$16,467.2
Cost of sales:
Cost of materials and other	15,112.0	(719.2)	432.5	(d)	14,825.3
Operating expenses (excluding depreciation and amortization presented below)	770.6	—	—		770.6
Depreciation and amortization	322.8	—	—		322.8
Total cost of sales	16,205.4	(719.2)	432.5		15,918.7
Insurance proceeds	(20.3)	—	—		(20.3)
Operating expenses related to retail and wholesale business (excluding depreciation and amortization presented below)	106.5	(102.1)	—		4.4
General and administrative expenses	286.4	(15.0)	1.0	(g)	272.4
Depreciation and amortization	28.8	(12.1)	—		16.7
Asset impairment	37.9	—	—		37.9
Other operating income, net	(7.2)	0.3	—		(6.9)
Total operating costs and expenses	16,637.5	(848.1)	433.5		16,222.9
Operating income (loss)	279.9	(34.6)	(1.0)		244.3
Interest expense, net	318.2	(0.2)	3.1	(f)	321.1
Income from equity method investments	(86.2)	—	—		(86.2)
Other income, net	(3.9)	(9.8)	(7.0)	(h)	(20.7)
Total non-operating expense, net	228.1	(10.0)	(3.9)		214.2
Income (loss) from continuing operations before income tax (expense) benefit	51.8	(24.6)	2.9		30.1
Income tax expense (benefit)	5.1	(5.8)	0.6	(j)	(0.1)
Net income (loss) from continuing operations	46.7	(18.8)	2.3		30.2
Net income attributed to non-controlling interests	26.9	—	—		26.9
Net income (loss) attributable to Delek	$19.8	$(18.8)	$2.3		$3.3
Basic income (loss) per share	$0.30				$0.05
Diluted income (loss) per share	$0.30				$0.05
Weighted average common shares outstanding:
Basic	65,406,089				65,406,089
Diluted	65,975,301				65,975,301

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

DELEK US HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2022
(In millions, except per share data)

		Transaction Accounting Adjustments
	Historical Delek US Holdings, Inc.	Discontinued Operations Note 2(a)	Pro Forma Adjustments	Notes	Pro Forma Delek US Holdings, Inc.
Net revenues	$20,245.8	$(956.9)	$512.1	(d)	$19,801.0
Cost of sales:
Cost of materials and other	18,355.6	(796.3)	512.1	(d)	18,071.4
Operating expenses (excluding depreciation and amortization presented below)	718.1	—	—		718.1
Depreciation and amortization	263.8	—	—		263.8
Total cost of sales	19,337.5	(796.3)	512.1		19,053.3
Insurance proceeds	(31.2)	—	—		(31.2)
Operating expenses related to retail and wholesale business (excluding depreciation and amortization presented below)	106.8	(98.2)	—		8.6
General and administrative expenses	332.5	(19.2)	0.4	(g)	313.7
Depreciation and amortization	23.2	(12.0)	—		11.2
Asset impairment	—	—	—		—
Other operating income, net	(12.5)	0.4	—		(12.1)
Total operating costs and expenses	19,756.3	(925.3)	512.5		19,343.5
Operating income (loss)	489.5	(31.6)	(0.4)		457.5
Interest expense, net	195.3	0.5	—		195.8
Income from equity method investments	(57.7)	—	—		(57.7)
Other income, net	(2.5)	(9.4)	—		(11.9)
Total non-operating expense, net	135.1	(8.9)	—		126.2
Income (loss) from continuing operations before income tax (expense) benefit	354.4	(22.7)	(0.4)		331.3
Income tax expense (benefit)	63.9	(4.7)	(0.1)	(j)	59.1
Net income (loss) from continuing operations	290.5	(18.0)	(0.3)		272.2
Net income attributed to non-controlling interests	33.4	—	—		33.4
Net income (loss) attributable to Delek	$257.1	$(18.0)	$(0.3)		$238.8
Basic income (loss) per share	$3.63				$3.37
Diluted income (loss) per share	$3.59				$3.34
Weighted average common shares outstanding:
Basic	70,789,458				70,789,458
Diluted	71,516,361				71,516,361

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

DELEK US HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2021
(In millions, except per share data)

		Transaction Accounting Adjustments
	Historical Delek US Holdings, Inc.	Discontinued Operations Note 2(a)	Pro Forma Adjustments	Notes	Pro Forma Delek US Holdings, Inc.
Net revenues	$10,648.2	$(797.4)	$355.8	(d)	$10,206.6
Cost of sales:
Cost of materials and other	9,643.9	(635.6)	355.8	(d)	9,364.1
Operating expenses (excluding depreciation and amortization presented below)	514.2	—	—		514.2
Depreciation and amortization	239.6	—	—		239.6
Total cost of sales	10,397.7	(635.6)	355.8		10,117.9
Insurance proceeds	(23.3)	—	—		(23.3)
Operating expenses related to retail and wholesale business (excluding depreciation and amortization presented below)	110.4	(89.8)	—		20.6
General and administrative expenses	200.4	(19.1)	0.3	(g)	181.6
Depreciation and amortization	25.0	(12.7)	—		12.3
Other operating income, net	(27.3)	(0.3)	—		(27.6)
Total operating costs and expenses	10,682.9	(757.5)	356.1		10,281.5
Operating (loss) income	(34.7)	(39.9)	(0.3)		(74.9)
Interest expense, net	136.7	—	—		136.7
Income from equity method investments	(18.3)	—	—		(18.3)
Other income, net	(15.8)	(1.5)	—		(17.3)
Total non-operating expense, net	102.6	(1.5)	—		101.1
(Loss) income from continuing operations before income tax (expense) benefit	(137.3)	(38.4)	(0.3)		(176.0)
Income tax (benefit) expense	(42.0)	(8.7)	(0.1)	(j)	(50.8)
Net (loss) income from continuing operations	$(95.3)	$(29.7)	$(0.2)		$(125.2)
Net income attributed to non-controlling interests	33.0	—	—		33.0
Net (loss) income attributable to Delek	$(128.3)	$(29.7)	$(0.2)		$(158.2)
Basic (loss) income per share	$(1.73)				$(2.14)
Diluted (loss) income per share	$(1.73)				$(2.14)
Weighted average common shares outstanding:
Basic	73,984,104				73,984,104
Diluted	73,984,104				73,984,104

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

DELEK US HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Basis of Presentation

The unaudited pro forma condensed consolidated financial information has been prepared from the Company's historical accounting records and in accordance with Article 11 of Securities and Exchange Commission (“SEC”) Regulation S-X. The unaudited pro forma condensed consolidated balance sheet gives effect to the sale of Delek US Retail as if it occurred on June 30, 2024. The unaudited pro forma condensed consolidated statements of income give effect to the sale of Delek US Retail as if it had occurred on January 1, 2023. Previously eliminated intercompany activity that will continue following the sale is reflected as a transaction accounting adjustment for all periods presented.

The Historical Delek US Holdings, Inc. column represents the historical consolidated balance sheet as of June 30, 2024 and the consolidated statement of income for the six months ended June 30, 2024 were derived from the Company's unaudited condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024. The historical consolidated statements of income for each of the years ended December 31, 2023, 2022, and 2021 were derived from the Company's audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2023.

The Discontinued Operations column represents the removal of historical assets and liabilities of Delek US Retail from the Company’s unaudited condensed consolidated balance sheet at June 30, 2024 and the removal of Delek US Retail results of operations from the Company's continuing operations of it condensed consolidated statements of income for the six months ended June 30, 2024 (unaudited) and audited years ended December 31, 2023, 2022, and 2021.

Note 2: Pro Forma Adjustments

The Pro Forma Information has been prepared in accordance with Article 11 of Regulation S-X and reflect preliminary estimates of the accounting adjustments related to the sale of Delek US Retail. The pro forma adjustments do not reflect future events that may occur after the disposal of Delek US Retail, including the realization of any cost savings following the sale. Pro forma adjustments include:

(a)Discontinued Operations in the unaudited pro forma condensed consolidated financial statements represents the historical financial results directly attributable to Delek US Retail in accordance with Subtopic ASC 205-20 (“ASC 205-20”). It removes assets, liabilities and operating results pertaining to Delek US Retail that were transferred in connection with the sale. It excludes assets and liabilities of Delek US Retail that were retained by the Company as such balances are not part of the disposal group. Additionally, it includes transaction costs of $1.5 million incurred during the six months period ending June 30, 2024, as such costs will be reflected within discontinued operations within the Company’s Form 10-Q for the quarter ended September 30, 2024 in accordance with ASC 205-20.

(b)Reflects estimated net proceeds from the sale of Delek US Retail of $385.6 million. The estimated net proceeds were calculated as follows:

•the base purchase price of $350.0 million;
•plus, the closing inventory purchase price of approximately $44.3 million;
•minus, the amount of closing indebtedness of approximately $4.8 million; and
•minus, the amount of the seller's transaction costs of approximately $3.9 million.

The estimated net proceeds were calculated as if Delek US Retail was sold as of June 30, 2024 and therefore involves the adjustments for closing inventory and indebtedness (as defined by the Purchase Agreement) at their carrying amounts as of that date along with certain estimated closing transaction costs. The closing inventory purchase price was computed based on the estimated quantity of physical inventory, which includes petroleum, deli, and merchandise inventory. On September 30, 2024, completed the previously announced sale of Delek US Retail to Buyer for gross cash consideration of approximately $385 million, including the purchase of inventories, subject to adjustments pursuant to the terms of the Purchase Agreement. Post-closing adjustments will be recorded based on the physical inventory count as of the post-closing measurement date, determined in a similar manner to the estimate as of June 30, 2024. The final net cash proceeds will be determined subsequent to the closing of the sale and will be based on the Company’s historical balance sheet information as of the closing date as well as the final consideration received from FEMSA and may differ from the adjustment included here.

(c)Represents the estimated gain of $79.7 million, net of tax on the sale of Delek US Retail assuming the sale was completed as of June 30, 2024, based on net proceeds of $385.6 million less (i) the net book value of substantially all assets and liabilities to be transferred (excluding accounts receivable and accounts payable) of $232.5 million, (ii) an indemnification liability of $7.0 million, and (iii) a rebate liability of $36.0 million, resulting in an estimated pre-tax gain of $110.1 million. The estimated pre-tax gain of $110.1 million is impacted by an amount of $30.4 million, inclusive of a 21.5% tax on the pre-tax gain and a permanent adjustment related to the non-deductible goodwill, resulting in an estimated gain on sale of $79.7 million, net of tax. The actual gain on disposal will be based on the Company's historical balance sheet information as of the closing date as well as the final consideration received from FEMSA following customary post-closing purchase price adjustments. The tax on the estimated gain may not be fully paid in cash. The Company’s estimated indemnification liability of $7.0 million is based on the Company’s historical expenditures for remediation activities, which could also differ on a post-closing basis. The pro forma gain on disposal is considered a one-time nonrecurring gain and has been included in retained earnings on the unaudited pro forma condensed consolidated balance sheet as of June 30, 2024. Such net gain is not reflected as an incremental adjustment to the condensed consolidated statements of income and will be recorded as a component of discontinued operations in accordance with ASC 205-20 in the Company’s 2024 Form 10-Q for the quarter ended September 30, 2024.

(d)Reflects the adjustment of revenues and expenses related to hydrocarbon fuel provided by the Company to Delek US Retail that were historically recorded as intercompany transactions and eliminated in consolidation. This adjustment reflects incremental revenues and cost of sales of $196.4 million, $432.5 million, $512.1 million and $355.8 million for the six months ended June 30, 2024 and for the years ended December 31, 2023, 2022, and 2021, respectively.

(e)Subsequent to June 30, 2024, the Company anticipates it will incur additional non-recurring costs of approximately $1.9 million to complete the sale of Delek US Retail. These costs primarily relate to legal, advisory, IT and professional fees and are reflected as an accrual to accrued expenses and other current liabilities on the unaudited pro forma condensed consolidated balance sheet as of June 30, 2024 with the offsetting adjustment recorded to retained earnings. As the Pro Forma Information presents the pro forma results of Delek on a continuing operations basis, these non-recurring costs are not reflected as an incremental adjustment to the condensed consolidated statements of income. Such costs will be recorded as a component of discontinued operations in accordance with ASC 205-20 in the Company’s future Form 10-Q and Form 10-K filings.

(f)In conjunction with the sale of Delek US Retail, the Company and FEMSA entered into a Distributor Supply Agreement, wherein FEMSA will be purchasing fuel from the Company. Pursuant to such agreement, FEMSA is provided with a rebate arrangement. The rebate arrangement results in a $36.0 million obligation that the Company will be repaid over six years. The rebate obligation bears interest and must be fully exhausted after six years from the close of the sale. The adjustment on the unaudited pro forma condensed consolidated balance sheet as of June 30, 2024 reflects the recognition of a liability for the amount of the rebate for $36.0 million. Also, the resulting interest expense on the rebate is reflected as if the rebate was incurred as of January 1, 2023. The resulting interest expense of $1.4 million and $3.1 million is included in the unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 2024 and for the year ended December 31, 2023, respectively.

(g)Reflects the adjustment related to the impact of certain compensation costs pertaining to employees who are not being transferred with Delek US Retail to which such costs will be incurred by the Company. Accordingly, a retention bonus/severance adjustment of $0.4 million was made to the Company's unaudited pro forma consolidated balance sheet as of June 30, 2024. Additionally, an adjustment of $0.8 million, $1.0 million, $0.4 million and $0.3 million was made to the Company's unaudited pro forma condensed consolidated statement of income for the six months ended June 30, 2024 and for the years ended December 31, 2023, 2022 and 2021, respectively. The $1.0 million for the year ended December 31, 2023 also includes the incremental costs of $0.4 million pertaining to the retention bonus/severance assuming such expense was incurred as of January 1, 2023.

(h)In conjunction with the disposal of Delek US Retail, the Company entered into a TSA with FEMSA. Under the TSA, the Company will provide certain post-closing services, which includes services such as accounting & finance, human resources, training, IT etc. on a transitional basis. The TSA has an initial term of up to 12 months and provides for a subsequent renewal term of 3 months to extend services. The 3-month renewal option has not been assumed to be exercised for the pro forma adjustment. For services provided, a pro forma adjustment recognizing the related annual fixed fee income of $7.0 million was included within other income, net in the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2023.

(i)In conjunction with the sale of Delek US Retail, the Company and FEMSA have entered into a remediation agreement with respect to replacement of certain existing underground storage tanks of the Company. This pro forma adjustment reflects the Company’s estimated contingent remediation liability of $7.0 million for such tanks that are in relation to the disposal of Delek US Retail. The indemnification liability is based on the Company's historical spend for remediation activities and actual results may vary.

(j)Reflects the estimated income tax impact of the transaction accounting adjustments including the income tax impact on the estimated gain on sale. For all periods, the adjustment was calculated by applying the statutory income tax rate, resulting in an adjustment of income tax expense of $(0.5) million, $0.6 million, $(0.1) million and $(0.1) million in the unaudited pro forma condensed consolidated statement of income for the six months ended June 30, 2024 and for the years ended December 31, 2023, 2022 and 2021, respectively. The adjustment in the unaudited pro forma condensed consolidated statement of balance sheet as of June 30, 2024 also includes the income tax impacts of gain on sale of $4.2 million as a current income tax payable and $26.2 million as a deferred tax liability. The Company may not fully settle the tax on the estimated gain in cash.

Note 3: Earnings Per Share

Basic earnings per share is computed based on the weighted average common shares outstanding. Diluted earnings per share is computed based on the weighted average common shares outstanding, as adjusted for dilutive effects. Due to the net loss reported for the period, historical diluted earnings per share for the six months ended June 30, 2024 and year ended December 31, 2021 were calculated using basic weighted average common shares outstanding.